UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2008

WESTFIELD FINANCIAL, INC. (Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-16767 (Commission File Number)	73-1627673 (IRS Employer Identification No.)

141 Elm Street, Westfield, Massachusetts 01085 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (413) 568-1911

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events.

      On September 7, 2008, the U.S. Treasury announced a plan to place Freddie Mac under conservatorship under the authority of the Federal Housing Finance Agency ("FHFA"). As of June 30, 2008, Westfield Financial, Inc. (the "Company") owned 20,000 shares of preferred securities issued by Freddie Mac, variable rate, par value $50.00 per share, with an adjusted book value of $690,000. The estimated fair market value of these available-for-sale securities has declined significantly from June 30, 2008. Based on the recent actions by the U.S. Treasury, it is likely that the decrease in fair market value will result in an other-than-temporary impairment non-cash charge recognized for the quarter ending September 30, 2008. The non-cash after-tax charge would have minimal impact on the Company's capital position, which was $273.7 million, or 25.6% of assets, at June 30, 2008.

Additionally, the FHFA has suspended dividend payments on the preferred stock of Freddie Mac which, for the Company, totals approximately $30,000 pre-tax, annually.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTFIELD FINANCIAL, INC.

	By:	/s/ Leo R. Sagan, Jr.

	Name	Leo R. Sagan, Jr.
	Title:	Vice President and Controller

Date: September 12, 2008

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